Exhibit 99.1

Viad Corp Reports 2018 Fourth Quarter and Full Year Results

Pursuit Delivers Full Year Revenue Growth of 6.6%

GES Continues to Drive Same-Show Growth

Viad Board Authorizes Repurchase of Additional 500,000 Shares

PHOENIX, February 07, 2019 -- Viad Corp (NYSE: VVI) today announced fourth quarter and full year 2018 results. Our year-over-year results reflect negative show rotation at GES, partially offset by strong organic growth at Pursuit.  Both business groups continued to make progress toward our strategic goals and focused on expanding and enhancing our offerings to accelerate our growth and profitability.

	Q4 2018	Q4 2017	y-o-y Change	Full Year 2018	Full Year 2017	y-o-y Change
$ in millions, except per share data
Revenue	$296.9	$277.3	7.1%	$1,296.2	$1,307.0	-0.8%
Organic Revenue*	299.4	277.3	8.0%	1,290.3	1,307.0	-1.3%

Net Income (Loss) Attributable to Viad	$(2.3)	$(21.7)	89.3%	$49.2	$57.7	-14.8%
Income (Loss) Before Other Items*	(1.8)	(5.3)	65.7%	47.7	53.5	-10.8%
Income (Loss) Before Other Items per Share*	(0.09)	(0.26)	65.4%	2.34	2.62	-10.7%

Adjusted Segment Operating Income (Loss)*	$4.1	$(3.3)	**	$89.7	$99.3	-9.7%
Adjusted Segment EBITDA*	16.5	9.3	77.9%	146.3	154.2	-5.1%

** Change is greater than +/- 100 percent.

Full Year

•	Full year revenue of $1.3 billion decreased $10.8 million (0.8%) year-over-year, or $16.6 million (1.3%) on an organic basis (which excludes the impact of exchange rate variances).
o	The decrease in organic revenue is primarily due to negative show rotation of about $35 million at GES, partially offset by high single-digit growth at Pursuit.
o	Exchange rate variances had a favorable impact on revenue of $5.8 million versus 2017.
•

Adjusted segment operating income, adjusted segment EBITDA and income before other items declined year-over-year, primarily due to lower revenue and investments to support continued growth in both business units, partially offset by lower performance-based incentives.

Fourth Quarter

•	Revenue of $296.9 million increased $19.6 million (7.1%) year-over-year, or $22.1 million (8.0%) on an organic basis (which excludes the impact of exchange rate variances).
o

The organic revenue increase primarily reflects strong underlying revenue growth and positive show rotation at GES. Pursuit also experienced strong organic revenue growth during its seasonally slow fourth quarter.

o	Exchange rate variances had an unfavorable impact of $2.4 million.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•

Adjusted segment operating income, adjusted segment EBITDA and income before other items improved compared to the prior year quarter primarily due to higher revenue and lower performance-based incentives.

Steve Moster, president and chief executive officer, commented, “During 2018, we continued to make good progress toward our strategic goals. At GES, our efforts to become the global full-service provider for live events are creating new growth opportunities for our business while driving innovation and enhanced experiences for our clients. At Pursuit, we continue to find unique opportunities to scale the business and we are leveraging revenue management to accelerate growth and profitability.  I am encouraged by the actions we are taking to capitalize on key opportunities and position our business for future success.”

GES Results

	Q4 2018	Q4 2017	y-o-y Change	Full Year 2018	Full Year 2017	y-o-y Change
$ in millions
Revenue	$281.8	$263.0	7.1%	$1,110.9	$1,133.1	-2.0%
U.S. Organic Revenue*	210.4	188.2	11.8%	847.2	872.2	-2.9%
International Organic Revenue*	78.5	79.5	-1.2%	273.4	282.7	-3.3%

Adjusted Segment Operating Income*	$8.9	$2.3	**	$39.8	$50.9	-21.9%
Adjusted Segment Operating Margin*	3.1%	0.9%	220 bps	3.6%	4.5%	-90 bps

Adjusted Segment EBITDA*	$17.9	$11.6	54.5%	$77.7	$88.2	-11.9%
Adjusted Segment EBITDA Margin*	6.4%	4.4%	200 bps	7.0%	7.8%	-80 bps

Key Performance Indicators:
U.S. Base Same-Show Revenue Growth(1)			1.0%			2.8%
U.S. Show Rotation Revenue Change (approx.)(2)			$10			$(27)
International Show Rotation Revenue Change (approx.)(2)			$(2)			$(8)

** Change is greater than +/- 100 percent.

(1)

Base same-shows are defined as shows produced by GES out of the same city during the same quarter in both the current year and prior year.  Base same-shows represented 29.8% and 33.8% of GES’ U.S. organic revenue during the 2018 fourth quarter and full year, respectively.

(2)	Show rotation refers to shows that take place once every two, three or four years, as well as annual shows that change quarters from one year to the next.

GES Full Year

•	Full year GES revenue decreased $22.2 million (2.0%) year-over-year. On an organic basis (which excludes the impact of exchange rate variances), the decrease was $29.9 million, or 2.6%.
o

U.S. organic revenue decreased $24.9 million (2.9%) primarily due to negative show rotation of approximately $27 million and certain non-recurring business produced in 2017, partially offset by base same-show growth of 2.8%.

o

International organic revenue decreased $9.3 million (3.3%) primarily due to negative show rotation of approximately $8 million and certain non-recurring business produced in 2017, partially offset by new business wins.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•	Full year GES adjusted segment operating income decreased $11.1 million (21.9%), and $11.6 million (22.7%) on an organic basis.
o

U.S. organic adjusted segment operating income decreased $9.4 million, primarily due to lower revenue and selective investments in additional resources to capitalize on continued growth opportunities, partially offset by lower performance-based incentives.

o	International organic adjusted segment operating income decreased $2.2 million, primarily due to lower revenue, partially offset by lower performance-based incentives.
•	Exchange rate variances had a favorable impact on full year revenue and adjusted segment operating income of $7.7 million and $0.4 million, respectively.

GES Fourth Quarter

•	GES revenue of $281.8 million increased $18.8 million (7.1%) year-over-year. On an organic basis, which excludes the impact of exchange rate variances, revenue increased $20.6 million (7.8%).
o	U.S. organic revenue increased $22.3 million (11.8%) primarily due to positive show rotation of approximately $10 million, increased revenue from our corporate clients and new business wins.
o	International organic revenue decreased $1.0 million (1.2%) primarily due to negative show rotation of approximately $2 million, partially offset by growth in the underlying business.
•	GES adjusted segment operating income of $8.9 million* increased $6.6 million year-over-year, and $6.5 million on an organic basis.
o	U.S. organic adjusted segment operating income of $4.2 million* increased by $9.0 million primarily due to the increase in revenue and lower performance-based incentives.
o

International organic adjusted segment operating income of $4.5 million* decreased by $2.5 million primarily due to the decline in revenue and increased personnel costs to support continued growth, partially offset by lower performance-based incentives.

•	Exchange rate variances had an unfavorable impact on fourth quarter revenue of $1.9 million and a favorable impact on adjusted segment operating income of $0.1 million.

Moster said, “GES finished the year with strong revenue growth of 7.1% during the fourth quarter. We continue to drive growth both on a same-show basis as well as through new corporate event and other business wins. As we strive to position GES as the preferred global, full-service provider for live events, we are leveraging our audio visual production and event technology services to strengthen existing relationships and create new client opportunities. In addition, we are focused on driving innovation and operational excellence across our business to further strengthen our competitive position for long-term value creation.”

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Pursuit Results

	Q4 2018	Q4 2017	y-o-y Change	Full Year 2018	Full Year 2017	y-o-y Change
$ in millions
Revenue	$15.2	$14.3	6.1%	$185.3	$173.9	6.6%
Organic Revenue*	15.7	14.3	10.0%	187.2	173.9	7.6%

Adjusted Segment Operating Income (Loss)*	$(4.7)	$(5.5)	-14.0%	$49.9	$48.4	3.2%
Adjusted Segment Operating Margin*	-31.3%	-38.6%	730 bps	26.9%	27.8%	-90 bps

Adjusted Segment EBITDA*	$(1.4)	$(2.3)	-40.0%	$68.6	$66.0	3.9%
Adjusted Segment EBITDA Margin*	-9.1%	-16.1%	700 bps	37.0%	38.0%	-100 bps

Key Performance Indicators:
Same-Store RevPAR(1)	$46	$48	(4.2)%	$142	$138	2.9%
Same-Store Room Nights Available(1)	29,023	29,036	0.0%	230,710	231,030	-0.1%
Same-Store Passengers(2)	280,028	296,473	-5.5%	2,443,624	2,483,146	-1.6%
Same-Store Revenue per Passenger(2)	$36	$31	16.1%	$42	$39	7.7%
Same-Store Effective Ticket Price (2)	$27	$24	12.5%	$34	$32	6.3%

(1)

Same-store RevPAR is calculated as total rooms revenue divided by the total number of room nights available for all comparable Pursuit properties during the periods presented, expressed on a constant currency basis.  Comparable properties are defined as those owned by Viad and operating for the entirety of both periods.  Accordingly, the measures shown above do not include the Mount Royal Hotel, which was closed during 2017 and through June 2018 due to fire damage.

(2)

Same-store revenue per passenger is calculated as total attractions revenue, which includes ticket sales as well as ancillary retail and food and beverage revenue, divided by the total number of passengers for all comparable Pursuit attractions, expressed on a constant currency basis.  Same-store effective ticket price is a similar measure but only takes into consideration revenue from the sale of attraction tickets.  Comparable attractions are defined as those owned by Viad and operating for the entirety of both periods.

Pursuit Full Year

•

Full year Pursuit revenue increased $11.4 million (6.6%) year-over-year.  On an organic basis (which excludes exchange rate variances), revenue increased $13.3 million (7.6%) driven primarily by revenue management and investments to refresh our attraction and hospitality portfolio, as well as the re-opening of our Mount Royal Hotel.

•

Full year Pursuit adjusted segment operating income increased $1.5 million (3.2%).  On an organic basis, adjusted segment operating income increased $3.1 million (6.5%) primarily due to the increase in revenue, partially offset by additional depreciation expense related to the reconstruction of our Mount Royal Hotel and other costs to support the continued growth of the business.

•	Exchange rate variances had an unfavorable impact on full year revenue and adjusted segment operating income of $1.9 million and $1.6 million, respectively.

Pursuit Fourth Quarter

•

Pursuit revenue of $15.2 million increased $0.9 million (6.1%) year-over-year. On an organic basis, revenue increased $1.4 million (10.0%) primarily driven by the re-opening of our Mount Royal Hotel and our revenue management and refresh efforts.

•

Pursuit adjusted segment operating loss of $4.7 million* improved by $0.8 million (14.0%). Organic adjusted segment operating loss of $4.7 million* improved by $0.8 million (15.0%) primarily due to the increase in revenue.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Moster said, “Pursuit delivered strong full year results, with organic revenue growth of 7.6%. Our revenue management and refresh investments throughout the year led to strong performance at our attractions and hospitality assets, despite the impact of forest fires that hurt visitation during our peak season. Revenue per passenger improved 7.7% at our attractions and RevPAR was up 2.9% at our hospitality assets. In addition, the investments we have made to enhance our food and beverage offerings are driving enhanced guest satisfaction with strong financial returns. Overall, our team delivered impressive financial results and great progress against the various organic projects scheduled to come online in 2019. With a strong pipeline of new additions to our portfolio of unique experiences, we are excited about the year ahead.”

Cash Flow / Capital Structure

•	Our cash flow from operations was an outflow of $14.7 million for the fourth quarter and an inflow of $87.0 million for the full year.
•

Capital expenditures for the quarter totaled $15.9 million, comprising $6.1 million for GES and $9.9 million for Pursuit.  For the full year, capital expenditures totaled $85.5 million, comprising $26.3 million for GES and $59.0 million for Pursuit, which includes approximately $20 million for the reconstruction and renovation of our Mount Royal Hotel and approximately $7 million for the development of our FlyOver Iceland attraction.

•	Return of capital totaled $10.1 million for the quarter and $25.3 million for the full year.
o	During the fourth quarter, we repurchased 165,382 shares for $8.1 million. For the full year, we repurchased 340,473 shares at an average price of $50.44, totaling $17.2 million.
o	Viad’s Board of Directors authorized the repurchase of an additional 500,000 shares, bringing our total authorized shares remaining for repurchase to 600,067.
o	Our regular quarterly dividend payments of $0.10 per share, totaled $2.0 million for the quarter and $8.2 million for the full year.
•	Debt proceeds (net) totaled $30.5 million for the quarter and $18.4 million for the full year.
•	Cash and cash equivalents were $44.9 million, debt was $232.4 million and our debt-to-capital ratio was 34.0% at December 31, 2018.

2019 Full Year Guidance

Moster said, “We are excited about our growth plans for 2019.  At Pursuit, we have many expansion projects underway that will be complete for the 2019 peak tourism season. As with our past investments at Pursuit, we expect these will deliver strong returns, revenue and margins.  At GES, we expect continued same-show growth and new business wins as we continue to pursue share gains in the high-margin corporate event market.  We expect this growth to more than offset the impact of negative show rotation. We remain committed to our growth strategies for both business units and continue to identify new opportunities to drive profitable growth and deliver strong returns on investment.”

•	We expect consolidated revenue to increase at a mid-single digit rate from 2018 full year revenue, driven by growth at both GES and Pursuit.
•	We expect consolidated adjusted segment EBITDA to be in the range of $152.5 million to $158.5 million, as compared to $146.3 million* in 2018.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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•

Our guidance assumes that exchange rates during 2019 will approximate $0.77 U.S. Dollars per Canadian Dollar and $1.30 U.S. Dollars per British Pound.  As compared to 2018, we expect exchange rate variances to impact 2019 full year results as follows:

	Viad Total	GES	Pursuit
	$ in millions, except per share data
Revenue	$(5.0)	$(5.5)	$0.5
Adjusted Segment Operating Income	$0.5	$—	$0.5
Income per Share Before Other Items	$0.01

•	The outlook for our business units is as follows:
	GES	Pursuit
$ in millions
Revenue	Up low-single digits (from $1,111 in 2018)	Up 15% to 17%s (from $185 in 2018)
Adjusted Segment EBITDA	$76 to $80 (vs. $77.7* in 2018)	$76 to $79 (vs. $68.6* in 2018)
Depreciation & Amortization	$37 to $39	$22 to $23
Adjusted Segment Operating Income	$38 to $42 (vs. $39.8* in 2018)	$53.5 to $56.5 (vs. $49.9* in 2018)
Capital Expenditures	$30 to $33 (inclusive of about $10 for growth projects)	$44 to $48 (inclusive of about $30 for growth projects)

o

We expect GES show rotation to have a net negative impact on full year revenue of about $25 million versus 2018.  Show rotation refers to shows that occur less frequently than annually, as well as annual shows that shift quarters from one year to the next.

	Q1 Est.	Q2 Est.	Q3 Est.	Q4 Est.	FY Est.
Show Rotation Revenue ($ in millions)	$(5)	$15	$(45)	$10	$(25)
o	We expect GES U.S. base same-show revenue to increase at a low single digit rate.
o

We expect Pursuit’s 2019 growth to be fueled primarily by investments to support our Refresh, Build, Buy strategy, which are expected to contribute incremental revenue of approximately $15 million to $17 million during 2019.  On a same-store basis, we expect Pursuit’s revenue to increase at a mid-single digit rate, reflecting our revenue management efforts to maximize yields across our high-quality experiences.

o

We expect start-up costs related to the development of Pursuit’s FlyOver Iceland attraction, which is expected to open in Summer 2019, to approximate $1 million during the first six months of 2019.  These costs are not included in the adjusted segment EBITDA or adjusted segment operating income guidance ranges above.

•	We expect corporate activities expense to approximate $11 million to $12 million.
•	We expect our effective tax rate on income before other items to approximate 29%.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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2019 First Quarter Guidance

			2019 Guidance
	2018		Low End	High End		FX Impact(1)
	$ in millions, except per share data
Revenue:
GES	$267.7		$260.0	to	$270.0	$(3.0)
Pursuit	9.7		10.0	to	12.0	(0.5)
Adjusted Segment Operating Income (Loss):
GES	$0.6	*	$(3.5)	to	$(1.5)	$—
Pursuit	(11.2)	*	(15.0)	to	(13.0)	—

Loss per Share Before Other Items	$(0.49)	*	$(0.85)	to	$(0.75)	$—

(1)	FX Impact represents the expected effect of year-over-year changes in exchange rates that is incorporated in the low end and high end guidance ranges presented.
•

We expect GES first quarter revenue to be negatively impacted by about $8 million versus the 2018 first quarter due to show rotation and exchange rate variances, partially offset by low-single digit same show growth and new business wins. Our outlook for GES’ adjusted segment operating results reflects higher compensation expense, including performance-based incentives and additional resources to drive growth and profitability in high-value areas.

•

We expect Pursuit first quarter revenue to increase primarily due to the re-opening of the Mount Royal Hotel in July 2018, as well as continued focus on revenue management and refresh efforts across our attraction and hospitality portfolio.  Our outlook for Pursuit’s adjusted segment operating results reflects an increase in depreciation expense of approximately $2 million.

Conference Call and Web Cast

We will hold a conference call with investors and analysts for a review of fourth quarter and full year 2018 results on Thursday, February 7, 2019 at 5:00 p.m. (ET). To join the live conference, call (877) 917-8933, passcode “Viad”, or access the webcast through Viad’s Web site at www.viad.com. A replay will be available for a limited time at (866) 513-4384 (no passcode required) or visit the Viad Web site and link to a replay of the webcast.

About Viad

Viad (NYSE: VVI) generates revenue and shareholder value through two business units: GES and Pursuit. GES is a global, full-service live events company offering a comprehensive range of services to the world's leading brands and event organizers. Pursuit is a collection of inspiring and unforgettable travel experiences in Alaska, Montana, the Canadian Rockies, and Vancouver that includes attractions, lodges and hotels, and sightseeing tours that connect guests with iconic places. Viad is an S&P SmallCap 600 company. For more information, visit www.viad.com.

Contacts

Sajid Daudi or Carrie Long

Investor Relations

(602) 207-2681

ir@viad.com

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “may,” “expect,” “would,” “could,” “might,” “intend,” “plan,” “believe,” “estimate,” “anticipate,” “deliver,” “seek,” “aim,” “potential,” “target,” “outlook,” and similar expressions are intended to identify our forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.  These forward-looking statements are not historical facts and are subject to a host of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those in the forward-looking statements.

Important factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to, the following:

•	our ability to successfully integrate and achieve established financial and strategic goals from acquisitions;
•	our dependence on large exhibition event clients;
•	the importance of key members of our account teams to our business relationships;
•	the competitive nature of the industries in which we operate;
•	travel industry disruptions;
•	transportation disruptions and increases in transportation costs;
•	seasonality of our businesses;
•	terrorist attacks, natural disasters and other catastrophic events;
•	fluctuations in general economic conditions;
•	the impact of recent U.S. tax legislation;
•	our exposure to currency exchange rate fluctuations;
•	our multi-employer pension plan funding obligations;
•	our exposure to labor cost increases and work stoppages related to unionized employees;
•	our exposure to cybersecurity attacks and threats;
•	compliance with laws governing the collection, storage, handling and transfer of personal data and our exposure to legal claims and fines for data breaches or improper handling of such data;
•	unanticipated delays and cost overruns of our capital projects, and our ability to achieve established financial and strategic goals of such projects;
•	adverse effects of show rotation on our periodic results and operating margins;
•	the effects of the United Kingdom’s exit from the European Union; and
•	liabilities relating to prior and discontinued operations.

For a more complete discussion of the risks and uncertainties that may affect our business or financial results, please see Item 1A, “Risk Factors,” of our most recent annual report on Form 10-K filed with the SEC. We disclaim and do not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

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* Refer to Table Two of this press release for a discussion and reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure.

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Forward-Looking Non-GAAP Measures

We have provided the following forward-looking non-GAAP financial measures:  Adjusted Segment EBITDA, Adjusted Segment Operating Income and Income Before Other Items. We do not provide quantitative reconciliations of these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because, due to variability and difficulty in developing accurate projections and/or certain information not being ascertainable or accessible, not all of the information necessary to do so is available to us without unreasonable effort. Consequently, any attempt to disclose such reconciliations would imply a degree of precision that could be confusing or misleading to investors. It is probable that our forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

# # #

VIAD CORP AND SUBSIDIARIES

TABLE ONE – QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Revenue:
GES:
U.S.	$210,435	$188,151	$22,284	11.8%	$847,241	$872,154	$(24,913)	-2.9%
International	76,640	79,490	(2,850)	-3.6%	281,145	282,712	(1,567)	-0.6%
Intersegment eliminations	(5,316)	(4,643)	(673)	-14.5%	(17,489)	(21,769)	4,280	19.7%
Total GES	281,759	262,998	18,761	7.1%	1,110,897	1,133,097	(22,200)	-2.0%
Pursuit	15,157	14,287	870	6.1%	185,287	173,868	11,419	6.6%
Total revenue	$296,916	$277,285	$19,631	7.1%	$1,296,184	$1,306,965	$(10,781)	-0.8%

Segment operating income (loss):
GES:
U.S.	$4,210	$(4,783)	$8,993	**	$25,779	$35,219	$(9,440)	-26.8%
International	4,647	6,988	(2,341)	-33.5%	13,823	15,512	(1,689)	-10.9%
Total GES	8,857	2,205	6,652	**	39,602	50,731	(11,129)	-21.9%
Pursuit	(4,855)	(5,656)	801	14.2%	48,915	47,867	1,048	2.2%
Segment operating income (loss)	4,002	(3,451)	7,453	**	88,517	98,598	(10,081)	-10.2%
Corporate eliminations	16	17	(1)	-5.9%	67	67	—	0.0%
Corporate activities (Note A)	(2,464)	(2,510)	46	1.8%	(10,993)	(12,396)	1,403	11.3%
Restructuring charges	(588)	(187)	(401)	**	(1,587)	(1,004)	(583)	-58.1%
Impairment recoveries (Note B)	—	—	—	**	35	29,098	(29,063)	-99.9%
Other expense (Note C)	(436)	(1,106)	670	60.6%	(1,744)	(2,028)	284	14.0%
Net interest expense (Note D)	(2,493)	(1,878)	(615)	-32.7%	(9,286)	(7,985)	(1,301)	-16.3%
Income (loss) from continuing operations before income taxes	(1,963)	(9,115)	7,152	78.5%	65,009	104,350	(39,341)	-37.7%
Income tax expense (Note E)	(1,813)	(12,969)	11,156	86.0%	(17,095)	(45,898)	28,803	62.8%
Income (loss) from continuing operations	(3,776)	(22,084)	18,308	82.9%	47,914	58,452	(10,538)	-18.0%
Income (loss) from discontinued operations (Note F)	1,078	140	938	**	1,481	(268)	1,749	**
Net income (loss)	(2,698)	(21,944)	19,246	87.7%	49,395	58,184	(8,789)	-15.1%
Net (income) loss attributable to noncontrolling interest	348	224	124	55.4%	(542)	(523)	(19)	-3.6%
Net loss attributable to redeemable noncontrolling interest	28	46	(18)	-39.1%	317	46	271	**
Net income (loss) attributable to Viad	$(2,322)	$(21,674)	$19,352	89.3%	$49,170	$57,707	$(8,537)	-14.8%

Amounts Attributable to Viad Common Stockholders:
Income (loss) from continuing operations	$(3,400)	$(21,814)	$18,414	84.4%	$47,689	$57,975	$(10,286)	-17.7%
Income (loss) from discontinued operations (Note F)	1,078	140	938	**	1,481	(268)	1,749	**
Net income (loss)	$(2,322)	$(21,674)	$19,352	89.3%	$49,170	$57,707	$(8,537)	-14.8%

Diluted income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.17)	$(1.08)	$0.91	84.3%	$2.33	$2.84	$(0.51)	-18.0%
Income (loss) from discontinued operations attributable to Viad common shareholders	0.05	0.01	0.04	**	0.07	(0.01)	0.08	**
Net income (loss) attributable to Viad common shareholders	$(0.12)	$(1.07)	$0.95	88.8%	$2.40	$2.83	$(0.43)	-15.2%

Basic income (loss) per common share:
Income (loss) from continuing operations attributable to Viad common shareholders	$(0.17)	$(1.08)	$0.91	84.3%	$2.33	$2.84	$(0.51)	-18.0%
Income (loss) from discontinued operations attributable to Viad common shareholders	0.05	0.01	0.04	**	0.07	(0.01)	0.08	**
Net income (loss) attributable to Viad common shareholders	$(0.12)	$(1.07)	$0.95	88.8%	$2.40	$2.83	$(0.43)	-15.2%

Common shares treated as outstanding for income (loss) per share calculations:
Weighted-average outstanding common shares	20,112	20,193	(81)	-0.4%	20,168	20,146	22	0.1%
Weighted-average outstanding and potentially dilutive common shares	20,112	20,193	(81)	-0.4%	20,404	20,405	(1)	0.0%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE ONE – NOTES TO QUARTERLY AND FULL YEAR RESULTS

(UNAUDITED)

(A)

Corporate Activities — The decrease in corporate activities expense for the twelve months ended December 31, 2018 relative to 2017 was primarily due to a decrease in performance-based compensation expense.

(B)

Impairment Recoveries — The impairment recoveries recorded during the twelve months ended December 31, 2017 were related to insurance proceeds received as a partial settlement for fire damage to our Mount Royal Hotel.

(C)

Other Expense — On January 1, 2018, we adopted ASU 2017-07, which requires retrospective adoption. As a result, we recorded the nonservice cost component of net periodic benefit cost within other expense for the three and twelve months ended December 31, 2018, and we reclassified $1.1 million and $2.0 million from operating expenses to other expense for the three and twelve months ended December 31, 2017, respectively, to conform to current period presentation.

(D)	Net Interest Expense — The increase in net interest expense for the three and twelve months ended December 31, 2018 was primarily due to higher debt balances in 2018.
(E)

Income Taxes — We recorded a $16.1 million tax charge during the fourth quarter of 2017 and a $3.1 million tax benefit during the third quarter of 2018 related to the estimated impact of the Tax Cuts and Jobs Act.  Excluding the $16.1 million charge, our effective tax rate was 34% and 29% for the three and twelve months ended December 31, 2017, respectively.  The tax expense recorded for the three months ended December 31, 2018 includes a $0.9 million increase to our valuation allowance for foreign net operating losses and reflects a higher mix of foreign income, which is taxed at higher rates than our domestic losses, as well as increased non-deductible expenses as compared to the three months ended December 31, 2017.  Excluding the $3.1 million benefit, our effect rate for the twelve months ended December 31, 2018 was 31%.  The increase in the full year rate is due to our mix of domestic versus foreign income, which is taxed at higher rates, a $0.9 million increase to our valuation allowance for foreign net operating losses, increased non-deductible expenses, and a higher effective state tax rate.

(F)

Income (Loss) from Discontinued Operations — The income from discontinued operations for the twelve months ended December 31, 2018 was primarily related to favorable legal settlements related to previously sold operations, partially offset by legal expenses associated with previously sold operations.  The loss from discontinued operations for the twelve months ended December 31, 2017 was primarily related to legal expenses associated with previously sold operations, offset in part by a reduction in an uncertain tax position due to the lapse of statute and the reduction of certain reserves.

	Three months ended December 31,				Year ended December 31,
($ in thousands, except per share data)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Net income (loss) attributable to Viad	$(2,322)	$(21,674)	$19,352	89.3%	$49,170	$57,707	$(8,537)	-14.8%
Less: Allocation to nonvested shares	—	—	—	**	(461)	(700)	239	34.1%
Adjustment to the redemption value of redeemable noncontrolling interest	(77)	—	(77)	**	(251)	—	(251)	**
Net income (loss) allocated to Viad common shareholders	$(2,399)	$(21,674)	$19,275	88.9%	$48,458	$57,007	$(8,549)	-15.0%

Weighted-average outstanding common shares	20,112	20,193	(81)	-0.4%	20,168	20,146	22	0.1%

Basic income (loss) per common share attributable to Viad common shareholders	$(0.12)	$(1.07)	$0.95	88.8%	$2.40	$2.83	$(0.43)	-15.2%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES

(UNAUDITED)

IMPORTANT DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES

This document includes the presentation of "Income/(Loss) Before Other Items", "Adjusted EBITDA", "Adjusted Segment EBITDA" and "Adjusted Segment Operating Income/(Loss)", which are supplemental to results presented under accounting principles generally accepted in the United States of America (“GAAP”) and may not be comparable to similarly titled measures presented by other companies.  These non-GAAP measures are utilized by management to facilitate period-to-period comparisons and analysis of Viad’s operating performance and should be considered in addition to, but not as substitutes for, other similar measures reported in accordance with GAAP.  The use of these non-GAAP financial measures is limited, compared to the GAAP measure of net income attributable to Viad, because they do not consider a variety of items affecting Viad’s consolidated financial performance as reconciled below.  Because these non-GAAP measures do not consider all items affecting Viad’s consolidated financial performance, a user of Viad’s financial information should consider net income attributable to Viad as an important measure of financial performance because it provides a more complete measure of the Company’s performance.

Income/(Loss) Before Other Items and Adjusted Segment Operating Income/(Loss) are considered useful operating metrics, in addition to net income attributable to Viad, as potential variations arising from non-operational expenses/income are eliminated, thus resulting in additional measures considered to be indicative of Viad’s performance. Management believes that the presentation of Adjusted EBITDA and Adjusted Segment EBITDA provide useful information to investors regarding Viad’s results of operations for trending, analyzing and benchmarking the performance and value of Viad’s business.  Management also believes that the presentation of Adjusted Segment EBITDA for acquisitions and other major capital projects enables investors to assess how effectively management is investing capital into major corporate development projects, both from a valuation and return perspective.

	Three months ended December 31,				Year ended December 31,
($ in thousands)	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Income (loss) before other items:
Net income (loss) attributable to Viad	$(2,322)	$(21,674)	$19,352	89.3%	$49,170	$57,707	$(8,537)	-14.8%
(Income) loss from discontinued operations attributable to Viad	(1,078)	(140)	(938)	**	(1,481)	268	(1,749)	**
Income (loss) from continuing operations attributable to Viad	(3,400)	(21,814)	18,414	84.4%	47,689	57,975	(10,286)	-17.7%
Restructuring charges, pre-tax	588	187	401	**	1,587	1,004	583	58.1%
Impairment recoveries, pre-tax	—	—	—	**	(35)	(29,098)	29,063	99.9%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	254	218	36	16.5%	1,724	1,276	448	35.1%
Tax expense (benefit) on above items	(190)	(31)	(159)	**	(742)	7,434	(8,176)	**
Adjustment related to Tax Reform	—	16,143	(16,143)	-100.0%	(3,109)	16,143	(19,252)	**
(Favorable) unfavorable tax matters	941	—	941	**	941	(1,198)	2,139	**
Net loss attributable to FlyOver Iceland noncontrolling interest	(28)	(46)	18	39.1%	(317)	(46)	(271)	**
Income (loss) before other items	$(1,835)	$(5,343)	$3,508	65.7%	$47,738	$53,490	$(5,752)	-10.8%

(per diluted share)
Income (loss) before other items:
Net income (loss) attributable to Viad	$(0.12)	$(1.07)	$0.95	88.8%	$2.40	$2.83	$(0.43)	-15.2%
(Income) loss from discontinued operations attributable to Viad	(0.05)	(0.01)	(0.04)	**	(0.07)	0.01	(0.08)	**
Income (loss) from continuing operations attributable to Viad	(0.17)	(1.08)	0.91	84.3%	2.33	2.84	(0.51)	-18.0%
Restructuring charges, pre-tax	0.03	0.01	0.02	**	0.08	0.05	0.03	60.0%
Impairment recoveries, pre-tax	—	—	—	**	—	(1.43)	1.43	-100.0%
Acquisition-related costs and other non-recurring expenses, pre-tax (Note A)	0.01	0.01	—	0.0%	0.08	0.06	0.02	33.3%
Tax expense (benefit) on above items	(0.01)	—	(0.01)	**	(0.03)	0.37	(0.40)	**
Adjustment related to Tax Reform	—	0.80	(0.80)	-100.0%	(0.15)	0.79	(0.94)	**
(Favorable) unfavorable tax matters	0.05	—	0.05	**	0.05	(0.06)	0.11	**
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	—	**	(0.02)	—	(0.02)	**
Income (loss) before other items	$(0.09)	$(0.26)	$0.17	65.4%	$2.34	$2.62	$(0.28)	-10.7%

($ in thousands)
Adjusted EBITDA:
Net income (loss) attributable to Viad	$(2,322)	$(21,674)	$19,352	89.3%	$49,170	$57,707	$(8,537)	-14.8%
(Income) loss from discontinued operations attributable to Viad	(1,078)	(140)	(938)	**	(1,481)	268	(1,749)	**
Impairment recoveries, pre-tax	—	—	—	**	(35)	(29,098)	29,063	99.9%
Interest expense	2,609	2,023	586	29.0%	9,640	8,304	1,336	16.1%
Income tax expense	1,813	12,969	(11,156)	-86.0%	17,095	45,898	(28,803)	-62.8%
Depreciation and amortization	12,478	12,615	(137)	-1.1%	56,842	55,114	1,728	3.1%
Other noncontrolling interest	13	54	(41)	-75.9%	(502)	(643)	141	21.9%
Adjusted EBITDA	$13,513	$5,847	$7,666	**	$130,729	$137,550	$(6,821)	-5.0%

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

(A)	Acquisition-related costs and other non-recurring expenses include:
	Three months ended December 31,				Year ended December 31,
	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change
Acquisition integration costs - GES[1]	$—	$46	$(46)	-100.0%	$155	$161	$(6)	-3.7%
Acquisition integration costs - Pursuit[1]	—	2	(2)	-100.0%	—	174	(174)	-100.0%
Acquisition transaction-related costs - Pursuit[1]	39	12	27	**	136	200	(64)	-32.0%
Acquisition transaction-related costs - Corporate[2]	141	33	108	**	571	616	(45)	-7.3%
FlyOver Iceland start-up costs[1]	74	125	(51)	-40.8%	862	125	737	**
Acquisition-related and other non-recurring expenses, pre-tax	$254	$218	$36	16.5%	$1,724	$1,276	$448	35.1%

1 Included in segment operating income (loss)

2 Included in corporate activities

** Change is greater than +/- 100 percent

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

Organic - The term "organic" is used within this document to refer to results without the impact of exchange rate variances and acquisitions, if any, until such acquisitions are included in the entirety of both comparable periods.  The impact of exchange rate variances (or "FX Impact") is calculated as the difference between current period activity translated at the current period's exchange rates and the comparable prior period's exchange rates.  Management believes that the presentation of "organic" results permits investors to better understand Viad's performance without the effects of exchange rate variances or acquisitions.

	Three months ended December 31, 2018				Three months ended December 31, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$296,916	$—	$(2,437)	$299,353	$277,285	$—	$277,285
Net loss attributable to Viad	$(2,322)				$(21,674)
Net loss attributable to noncontrolling interest	(348)				(224)
Net loss attributable to redeemable noncontrolling interest	(28)				(46)
Income from discontinued operations	(1,078)				(140)
Income tax expense	1,813				12,969
Net interest expense	2,493				1,878
Other expense	436				1,106
Restructuring charges	588				187
Corporate activities expense	2,464				2,510
Corporate eliminations	(16)				(17)
Segment operating income (loss)	$4,002	$(74)	$79	$3,997	$(3,451)	$(125)	$(3,326)
FlyOver Iceland start-up costs	74	74	—	—	125	125	—
Integration costs	—	—	—	—	48	—	48
Acquisition transaction-related costs	39	—	(2)	41	12	—	12
Adjusted segment operating income (loss)	4,115	—	77	4,038	(3,266)	—	(3,266)
Segment depreciation	9,864	-	(111)	9,975	9,768	—	9,768
Segment amortization	2,557	—	(18)	2,575	2,795	—	2,795
Adjusted Segment EBITDA	$16,536	$—	$(52)	$16,588	$9,297	$—	$9,297
Adjusted segment operating margin	1.4%		-3.2%	1.3%	-1.2%		-1.2%
Adjusted segment EBITDA margin	5.6%		2.1%	5.5%	3.4%		3.4%

GES:
Revenue	$281,759	$—	$(1,878)	$283,637	$262,998	$—	$262,998
Segment operating income	$8,857	$—	$127	$8,730	$2,205	$—	$2,205
Integration costs	—	—	—	—	46	—	46
Adjusted segment operating income	8,857	—	127	8,730	2,251	—	2,251
Depreciation	6,759	—	(47)	6,806	6,830	—	6,830
Amortization	2,301	—	(9)	2,310	2,518	—	2,518
Adjusted Segment EBITDA	$17,917	$—	$71	$17,846	$11,599	$—	$11,599
Adjusted segment operating margin	3.1%		-6.8%	3.1%	0.9%		0.9%
Adjusted segment EBITDA margin	6.4%		-3.8%	6.3%	4.4%		4.4%

GES U.S.:
Revenue	$210,435	$—	$—	$210,435	$188,151	$—	$188,151
Segment operating income (loss)	$4,210	$—	$—	$4,210	$(4,783)	$—	$(4,783)
Integration costs	—	—	—	—	36	—	36
Adjusted segment operating income (loss)	4,210	—	—	4,210	(4,747)	—	(4,747)
Depreciation	5,226	—	—	5,226	5,112	—	5,112
Amortization	2,026	—	—	2,026	2,182	—	2,182
Adjusted Segment EBITDA	$11,462	$—	$—	$11,462	$2,547	$—	$2,547
Adjusted segment operating margin	2.0%			2.0%	-2.5%		-2.5%
Adjusted segment EBITDA margin	5.4%			5.4%	1.4%		1.4%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Three months ended December 31, 2018				Three months ended December 31, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES International:
Revenue	$76,640	$—	$(1,878)	$78,518	$79,490	$—	$79,490
Segment operating income	$4,647	$—	$127	$4,520	$6,988	$—	$6,988
Integration costs	—	—	—	—	10	—	10
Adjusted segment operating income	4,647	—	127	4,520	6,998	—	6,998
Depreciation	1,533	—	(47)	1,580	1,718	—	1,718
Amortization	275	—	(9)	284	336	—	336
Adjusted Segment EBITDA	$6,455	$—	$71	$6,384	$9,052	$—	$9,052
Adjusted segment operating margin	6.1%		-6.8%	5.8%	8.8%		8.8%
Adjusted segment EBITDA margin	8.4%		-3.8%	8.1%	11.4%		11.4%

Pursuit:
Revenue	$15,157	$—	$(559)	$15,716	$14,287	$—	$14,287
Segment operating loss	$(4,855)	$(74)	$(48)	$(4,733)	$(5,656)	$(125)	$(5,531)
Integration costs	—	—	—	—	2	—	2
Acquisition transaction-related costs	39	—	(2)	41	12	—	12
FlyOver Iceland start-up costs	74	74	—	—	125	125	—
Adjusted segment operating loss	(4,742)	—	(50)	(4,692)	(5,517)	—	(5,517)
Depreciation	3,105	—	(64)	3,169	2,938	—	2,938
Amortization	256	—	(9)	265	277	—	277
Adjusted Segment EBITDA	$(1,381)	$—	$(123)	$(1,258)	$(2,302)	$—	$(2,302)
Adjusted segment operating margin	-31.3%		8.9%	-29.9%	-38.6%		-38.6%
Adjusted segment EBITDA margin	-9.1%		22.0%	-8.0%	-16.1%		-16.1%

(A)	Acquisitions include FlyOver Iceland (acquired November 2017) for Pursuit.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2018				Year ended December 31, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
Viad Consolidated:
Revenue	$1,296,184	$—	$5,848	$1,290,336	$1,306,965	$—	$1,306,965
Net income attributable to Viad	$49,170				$57,707
Net income attributable to noncontrolling interest	542				523
Net loss attributable to redeemable noncontrolling interest	(317)				(46)
(Income) loss from discontinued operations	(1,481)				268
Income tax expense	17,095				45,898
Net interest expense	9,286				7,985
Other expense	1,744				2,028
Impairment recoveries	(35)				(29,098)
Restructuring charges	1,587				1,004
Corporate activities expense	10,993				12,396
Corporate eliminations	(67)				(67)
Segment operating income (loss)	$88,517	$(862)	$(1,167)	$90,546	$98,598	$(125)	$98,723
FlyOver Iceland start-up costs	862	862	—	—	125	125	—
Integration costs	155	—	—	155	335	—	335
Acquisition transaction-related costs	136	—	—	136	200	—	200
Adjusted segment operating income	89,670	—	(1,167)	90,837	99,258	—	99,258
Segment depreciation	45,623	—	156	45,467	42,509	—	42,509
Segment amortization	10,993	—	39	10,954	12,408	—	12,408
Adjusted Segment EBITDA	$146,286	$—	$(972)	$147,258	$154,175	$—	$154,175
Adjusted segment operating margin	6.9%		-20.0%	7.0%	7.6%		7.6%
Adjusted segment EBITDA margin	11.3%		-16.6%	11.4%	11.8%		11.8%

GES:
Revenue	$1,110,897	$—	$7,726	$1,103,171	$1,133,097	$—	$1,133,097
Segment operating income	$39,602	$—	$416	$39,186	$50,731	$—	$50,731
Integration costs	155	—	—	155	161	—	161
Adjusted segment operating income	39,757	—	416	39,341	50,892	—	50,892
Depreciation	28,456	—	199	28,257	26,444	—	26,444
Amortization	9,470	—	44	9,426	10,819	—	10,819
Adjusted Segment EBITDA	$77,683	$—	$659	$77,024	$88,155	$—	$88,155
Adjusted segment operating margin	3.6%		5.4%	3.6%	4.5%		4.5%
Adjusted segment EBITDA margin	7.0%		8.5%	7.0%	7.8%		7.8%

GES U.S.:
Revenue	$847,241	$—	$—	$847,241	$872,154	$—	$872,154
Segment operating income	$25,779	$—	$—	$25,779	$35,219	$—	$35,219
Integration costs	155	—	—	155	111	—	111
Adjusted segment operating income	25,934	—	—	25,934	35,330	—	35,330
Depreciation	21,437	—	—	21,437	19,888	—	19,888
Amortization	8,275	—	—	8,275	9,199	—	9,199
Adjusted Segment EBITDA	$55,646	$—	$—	$55,646	$64,417	$—	$64,417
Adjusted segment operating margin	3.1%			3.1%	4.1%		4.1%
Adjusted segment EBITDA margin	6.6%			6.6%	7.4%		7.4%

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

	Year ended December 31, 2018				Year ended December 31, 2017
($ in thousands)	As Reported	Acquisitions (Note A)	FX Impact	Organic	As Reported	Acquisitions (Note A)	Organic
GES International:
Revenue	$281,145	$—	$7,726	$273,419	$282,712	$—	$282,712
Segment operating income	$13,823	$—	$416	$13,407	$15,512	$—	$15,512
Integration costs	—	—	—	—	50	—	50
Adjusted segment operating income	13,823	—	416	13,407	15,562	—	15,562
Depreciation	7,019	—	199	6,820	6,556	—	6,556
Amortization	1,195	—	44	1,151	1,620	—	1,620
Adjusted Segment EBITDA	$22,037	$—	$659	$21,378	$23,738	$—	$23,738
Adjusted segment operating margin	4.9%		5.4%	4.9%	5.5%		5.5%
Adjusted segment EBITDA margin	7.8%		8.5%	7.8%	8.4%		8.4%

Pursuit:
Revenue	$185,287	$—	$(1,878)	$187,165	$173,868	$—	$173,868
Segment operating income (loss)	$48,915	$(862)	$(1,583)	$51,360	$47,867	$(125)	$47,992
Integration costs	—	—	—	—	174	—	174
Acquisition transaction-related costs	136	—	—	136	200	—	200
FlyOver Iceland start-up costs	862	862	—	—	125	125	—
Adjusted segment operating income	49,913	—	(1,583)	51,496	48,366	—	48,366
Depreciation	17,167	—	(43)	17,210	16,065	—	16,065
Amortization	1,523	—	(5)	1,528	1,589	—	1,589
Adjusted Segment EBITDA	$68,603	$—	$(1,631)	$70,234	$66,020	$—	$66,020
Adjusted segment operating margin	26.9%		84.3%	27.5%	27.8%		27.8%
Adjusted segment EBITDA margin	37.0%		86.8%	37.5%	38.0%		38.0%

(A)	Acquisitions include FlyOver Iceland (acquired November 2017) for Pursuit.

VIAD CORP AND SUBSIDIARIES

TABLE TWO – NON-GAAP FINANCIAL MEASURES (CONTINUED)

(UNAUDITED)

ADDITIONAL NON-GAAP FINANCIAL MEASURES

(per diluted share)	2018
Income (loss) before other items:	Q1	Q2	Q3	Q4	Full Year
Net income (loss) attributable to Viad	$(0.47)	$1.15	$1.83	$(0.12)	$2.40
(Income) loss from discontinued operations attributable to Viad	(0.04)	0.01	0.01	(0.05)	(0.07)
Income (loss) from continuing operations attributable to Viad	(0.51)	1.16	1.84	(0.17)	2.33
Restructuring charges, pre-tax	0.01	0.03	0.01	0.03	0.08
Acquisition-related costs and other non-recurring expenses, pre-tax	0.02	0.02	0.03	0.01	0.08
Tax benefit on above items	(0.01)	(0.01)	—	(0.01)	(0.03)
Adjustment related to Tax Reform	—	—	(0.15)	—	(0.15)
Unfavorable tax matters	—	—	—	0.05	0.05
Net loss attributable to FlyOver Iceland noncontrolling interest	—	—	(0.01)	—	(0.02)
Income (loss) before other items	$(0.49)	$1.20	$1.72	$(0.09)	$2.34

	Q1 2018			FY 2018
Adjusted segment operating income (loss) and adjusted segment EBITDA:	GES	Pursuit	Viad	GES	Pursuit	Viad
Net income (loss) attributable to Viad			$(9,387)			$49,170
Net income (loss) attributable to noncontrolling interest			(364)			542
Net loss attributable to redeemable noncontrolling interest			(84)			(317)
(Income) loss from discontinued operations			(928)			(1,481)
Income tax expense (benefit)			(4,638)			17,095
Net interest expense			1,985			9,286
Other expense, pre-tax			238			1,744
Impairment recoveries, pre-tax			—			(35)
Restructuring charges, pre-tax			162			1,587
Corporate activities expense			2,217			10,993
Corporate eliminations			(16)			(67)
Segment operating income (loss)	$580	$(11,395)	$(10,815)	$39,602	$48,915	$88,517
FlyOver Iceland start-up costs	—	231	231	—	862	862
Integration costs	61	—	61	155	—	155
Acquisition transaction-related costs	—	12	12	—	136	136
Adjusted segment operating income (loss)	641	(11,152)	(10,511)	39,757	49,913	89,670
Segment depreciation	7,352	2,967	10,319	28,456	17,167	45,623
Segment amortization	2,415	273	2,688	9,470	1,523	10,993
Adjusted segment EBITDA	$10,408	$(7,912)	$2,496	$77,683	$68,603	$146,286